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      CTB INTERNATIONAL CORP. ANNOUNCES ITS REINCORPORATION IN INDIANA

MILFORD, Ind., Oct. 22, 1999 - CTB International Corp. (NASDAQ: CTBC) today announced that its Board of Directors and the holders of a majority of the shares of the company's outstanding common stock have approved the change of the state of incorporation of the company from Delaware to Indiana. The purpose of the reincorporation is to realize tax savings by eliminating the need to pay franchise taxes which are required under the Delaware system of taxation, but would not be required under the current Indiana tax system. The company is filing an information statement with the Securities and Exchange Commission which will be distributed to stockholders of record as of September 21, 1999. The company anticipates that the reincorporation will be completed by the end of this year.

CTB International Corp. is a leading designer, manufacturer and marketer of systems for the poultry, swine, egg production, and grain industries. Founded in 1952, CTB operates from facilities in the U.S.A., Europe and Latin America as well as through a worldwide distribution network. The company's web address is www.ctbinc.com.